                                   EXHIBIT 10

STATE OF NORTH CAROLINA

COUNTY OF GUILFORD

                                                            EMPLOYMENT AGREEMENT

         THIS AGREEMENT entered into as of July 24, 2001 by and between CAROLINA BANK (hereinafter referred to as the "Bank") and Allen Liles (hereinafter referred to as "Employee").

                              W I T N E S S E T H:

         WHEREAS, the expertise and experience of Employee and his relationships and reputation in the financial institutions industry are extremely valuable to the Bank; and

         WHEREAS, it is in the best interests of the Bank to maintain an experienced and sound management team to manage the Bank and to further the Bank's overall strategies to protect and enhance the value of its shareholders' investments; and

         WHEREAS, the Bank and Employee desire to enter into this Agreement to establish the scope, terms and conditions of Employee's employment by the Bank; and

         WHEREAS, the Bank and Employee desire to enter into this Agreement also to provide Employee with security in the event of a change in control in the Bank or its parent holding company, Carolina Bank Holdings, Inc. and to insure the continued loyalty of Employee during any such change in control in order to maximize shareholder value as well as the continued safe and sound operation of the Bank.

         NOW, THEREFORE, for and in consideration of the premises and mutual promises, covenants and conditions hereinafter set forth, and other good and valuable considerations, the receipt and sufficiency of which hereby are acknowledged, the Bank and Employee hereby agree as follows:

                  1. Employment. The Bank hereby agrees to employ Employee, and
                     ----------
Employee hereby agrees to serve as an officer of the Bank, all upon the terms and conditions stated herein. As an officer of the Bank, Employee will (i) serve as Senior Vice President and Chief Financial Officer of the Bank, and (ii) have such other duties and responsibilities, and render to the Bank such other management services, as are customary for persons in Employee's position with the Bank or as shall otherwise be reasonably assigned to him from time to time by the Bank. Employee shall faithfully and diligently discharge his duties and responsibilities under this Agreement and shall use his best efforts to implement the policies established by the Bank. Employee hereby agrees to devote such number of hours of his working time and endeavors to the employment granted hereunder as Employee and the Bank shall deem to be necessary to discharge his duties hereunder, and, for so long as employment hereunder shall exist, Employee shall not engage in any other occupation which requires a significant amount of Employee's personal attention during the Bank's regular business hours or which otherwise interferes with Employee's attention to or performance of his duties and responsibilities as an officer of the Bank hereunder except with the prior written consent of the Bank. However, nothing herein contained shall restrict or prevent Employee from personally, and for Employee's own account, trading in stocks, bonds, securities, real estate or other forms of investment for Employee's own benefit so long as said activities do not interfere with Employee's attention to or performance of his duties and responsibilities as an officer of the Bank hereunder.
                  During the term of this Agreement, Employee shall be allowed, in his sole discretion, to maintain his primary work location in Guilford County, North Carolina.

                  2. Compensation. For all services rendered by Employee to the
                     ------------
Bank under this Agreement, the Bank shall pay Employee a base salary at a rate of Ninety Thousand Dollars and 00/100's ($90,000.00) per annum; provided that the rate of such salary shall be reviewed by the Board of Directors not less often than annually. Salary paid under this Agreement shall be payable in cash not less frequently than monthly. All compensation hereunder shall be subject to customary withholding taxes and such other employment taxes as are required by law. In the event of a Change in Control (as defined in Paragraph 8), Employee's base salary shall be increased not less than six percent (6%) annually during the term of this Agreement.

                  In addition to the foregoing, Employee shall be entitled to receive cash bonuses on an annual basis during the term of this Agreement as may be determined by the Board of Directors of the Bank or its Compensation Committee.

                  3. Participation in Retirement and Employee Benefit Plans;
                     -------------------------------------------------------
Fringe Benefits. Subject to the terms and conditions of this Agreement, Employee
---------------
shall be entitled to participate in any and all employee benefit programs and compensation plans from time to time maintained by the Bank and available to all employees of the Bank, all in accordance with the terms and conditions (including eligibility requirements) of such programs and plans of the Bank, resolutions of the Bank's Board of Directors establishing such programs and plans, and the Bank's normal practices and established policies regarding such programs and plans.

                  In addition to the other compensation and benefits described in this Agreement, the Bank shall :

                           (i) Provide Employee with three weeks of paid
vacation leave notwithstanding the policy for the Bank for all other employees.

                           (ii) The Bank shall assume payment of dues to a civic
club of Employee's choice provided that Employee shall be responsible for all personal expenses for use of such club;

                           (iii) The Bank shall reimburse Employee for all
reasonable expenses incurred by him in the performance of his duties under this Agreement and documented to the reasonable satisfaction of the Bank pursuant to established policies;

                           (iv) The Bank shall provide to Employee major medical
insurance coverage, including health, term life, disability, and dental, at no cost to Employee, his spouse or dependent children which will be under policies at least equivalent to the insurance coverage generally provided to active full-time employees of the Bank from time to time;

                  4. Term. Unless sooner terminated as provided in this
                     ----
Agreement and subject to the right of either Employee or the Bank to terminate Employee's employment at any time as provided herein, the initial term of this Agreement and Employee's employment with the Bank hereunder shall be for a period commencing on the date hereof and continuing for a period of three (3) years. At the end of each year of this Agreement, the term of this Agreement shall automatically be extended for an additional one year period unless written notice from the Bank or Employee is received thirty (30) days prior to such date notifying the other party that this Agreement shall not be further extended.

                  5. Confidentiality; Noncompetition. Employee hereby
                     -------------------------------
acknowledges and agrees that (i) in the course of his service as an officer of the Bank, he will gain substantial knowledge of and familiarity with the Bank's customers and its dealings with them, and other information concerning the Bank's business, all of which constitutes valuable assets and privileged information that is particularly sensitive due to the fiduciary responsibilities inherent in the banking business; and, (ii) in order to protect the Bank's interest in and to assure it the benefit of its business, it is reasonable and necessary to place certain restrictions on Employee's ability to compete against the Bank and on his disclosure of information about the Bank's business and customers. For that purpose, and in consideration of the Bank's agreements contained herein, Employee covenants and agrees as provided below.

                           (a) Covenant Not to Compete. Employee will not
                               -----------------------
"Compete" (as defined below), directly or indirectly, with the Bank within [a twenty-five (25) mile radius of any full service office of the Bank (the "Relevant Market") as follows:

                                    (i) if this Agreement is terminated by the
Bank without "cause" (as defined in paragraph 6(d) hereof) Employee shall not "Compete" for a period of time equal to the greater of twelve (12) months or the period of time Employee is receiving compensation pursuant to the terms of this Agreement; or

                                    (ii) if this Agreement is terminated by
Employee for any reason, Employee shall not "Compete" for a period of twelve
(12) months from the date of termination of this Agreement by Employee.

                  For the purposes of this Paragraph 5, the following terms shall have the meanings set forth below:

                                    Compete. The term "Compete" means: (i)
                                    -------
soliciting or securing deposits from any Person residing in the Relevant Market for any Financial Institution; (ii) soliciting any Person residing in the Relevant Market to become a borrower from any Financial Institution, or assisting (other than through the performance of ministerial or clerical duties) any Financial Institution in making loans to any such Person; (iii) including or attempting to induce any Person who was a Customer of the Bank on the date of termination of Employee's employment with the Bank, to change such Customer's depository, loan and/or other banking relationship from the Bank to another Financial Institution; (iv) acting as a consultant, officer, director, independent contractor, or employee of any Financial Institution that has its main or principal office in the Relevant Market, or, in acting in any such capacity with any other Financial Institution, to maintain an office or be employed at or assigned to or to have any direct involvement in the management, business or operation of any office of such Financial Institution located in the Relevant Market; or (v) communicating to any Financial Institution the names or addresses or any financial information concerning any Person who was a Customer of the Bank at the date of Employee's termination of this Agreement.

                                    Customer. The term "Customer" means any
                                    --------
Person with whom, as of the effective date of termination of this Agreement or during Employee's employment with the Bank, the Bank has or has had a depository, loan and/or other banking relationship.

                                    Financial Institution. The term "Financial
                                    ---------------------
Institution" means any federal or state chartered bank, savings bank, savings and loan association or credit union, any subsidiary thereof, or any holding company for or corporation that owns or controls any such entity, or any other Person engaged in the business of making loans of any type or receiving deposits, other than the Bank.

                                    Person. The term "Person" means any natural
                                    ------
person or any corporation, partnership, proprietorship, joint venture, limited liability company, trust, estate, governmental agency or instrumentality, fiduciary, unincorporated association or other entity.

                           (b) Confidentiality Covenant. Employee covenants and
                               ------------------------
agrees that any and all data, figures, projections, estimates, lists, files, records, documents, manuals or other such materials or information (financial or otherwise) relating to the Bank and its banking business, regulatory examinations, financial results and condition, lending and deposit operations, customers (including lists of the Bank's customers and information regarding their accounts and business dealings with the Bank), policies and procedures, computer systems and software, shareholders and employees (herein referred to as "Confidential Information") are proprietary to the Bank and are valuable, special and unique assets of the Bank's business to which Employee will have access during his employment with the Bank. Employee agrees that (i) all such Confidential Information shall be considered and kept as the confidential, private and privileged records and information of the Bank, and (ii) at all times during the term of his employment with the Bank and following the termination of this Agreement or his employment for any reason, and except as shall be required in the course of the performance by Employee of his duties on behalf of the Bank or otherwise pursuant to the direct, written authorization of the Bank, Employee will not: divulge any such Confidential Information to any other Person or Financial Institution; remove any such Confidential Information in written or other recorded form from the Bank's premises; or make any use of any Confidential Information for his own purposes or for the benefit of any Person or Financial Institution other than the Bank. However, following the termination of Employee's employment with the Bank, this subparagraph (b) shall not apply to any Confidential Information which then is in the public domain (provided that Employee was not responsible, directly or indirectly, for permitting such Confidential Information to enter the public domain without the Bank's consent), or which is obtained by Employee from a third party which or who is not obligated under an agreement of confidentiality with respect to such information.

                           (c) Remedies for Breach. Employee understands and
                               -------------------
agrees that a breach or violation by him of the covenants contained in Paragraph 5(a) and 5(b) of this Agreement will be deemed a material breach of this Agreement and will cause irreparable injury to the Bank, and that it would be difficult to ascertain the amount of monetary damages that would result from any such violation. In the event of Employee's actual or threatened breach or violation of the covenants contained in Paragraph 5(a) or 5(b), the Bank shall be entitled to bring a civil action seeking an injunction restraining Employee from violating or continuing to violate those covenants or from any threatened violation thereof, or for any other legal or equitable relief relating to the breach or violation of such covenant. Employee agrees that, if the Bank institutes any action or proceeding against Employee seeking to enforce any of such covenants or to recover other relief relating to an actual or threatened breach or violation of any of such covenants, Employee shall be deemed to have waived the claim or defense that the Bank has an adequate remedy at law and shall not urge in any such action or proceeding the claim or defense that such a remedy at law exists. However, the exercise by the Bank of any such right, remedy, power or privilege shall not preclude the Bank or its successors or assigns from pursuing any other remedy or exercising any other right, power or privilege available to it for any such breach or violation, whether at law or in equity, including the recovery of damages, all of which shall be cumulative and in addition to all other rights, remedies, powers or privileges of the Bank.

                           Notwithstanding anything contained herein to the
contrary, Employee agrees that the provisions of Paragraph 5(a) and 5(b) above and the remedies provided in this Paragraph 5(c) for a breach by Employee shall be in addition to, and shall not be deemed to supersede or to otherwise restrict, limit or impair the rights of the Bank under the Trade Secrets Protection Act contained in Article 24, Chapter 66 of the North Carolina General Statutes, or any other state or federal law or regulation dealing with or providing a remedy for the wrongful disclosure, misuse or misappropriation of trade secrets or other proprietary or confidential information.

                           (d) Survival of Covenants. Employee's covenants and
                               ---------------------
agreements and the Bank's rights and remedies provided for in this Paragraph 5 shall survive any termination of this Agreement or Employee's employment with the Bank.

                  6. Termination and Termination Pay.
                     -------------------------------

                           (a) Employee's employment under this Agreement may be
terminated at any time by Employee upon ninety (90) days written notice to the Bank. Upon such termination, Employee shall be entitled to receive compensation through the effective date of such termination; provided, however, that the Bank, in its sole discretion, may elect for Employee not to serve out part or all of said notice period.

                           (b) Employee's employment under this Agreement shall
be terminated upon the death of Employee during the term of this Agreement. Upon any such termination, Employee's estate shall be entitled to receive any compensation due to Employee computed through the last day of the calendar month in which his death shall have occurred but which remains unpaid.

                           (c) In the event Employee becomes disabled during the
term of his employment hereunder and it is determined by the Bank that Employee is permanently unable to perform his duties under this Agreement, the Bank shall continue to compensate Employee at the level of compensation described in Paragraph 2 above, and shall continue to provide Employee each of the other benefits set forth or described in this Agreement, for the remaining term of this Agreement, less any other payments provided under any disability income plan of the Bank which is applicable to Employee. In the event of any disagreement between Employee and the Bank as to whether Employee is physically or mentally incapacitated such as will result in the termination of Employee's employment pursuant to this Paragraph 6(c), the question of such incapacity shall be submitted to an impartial and reputable physician for determination, selected by mutual agreement of Employee and the Bank or, failing such agreement, by two (2) physicians (one (1) of whom shall be selected by the Bank and the other by Employee), and such determination of the question of such incapacity by such physician or physicians shall be final and binding on Employee and the Bank. The Bank shall pay the reasonable fees and expenses of such physician or physicians in making any determination required under this Paragraph 6(c) .

                           (d) The Bank may terminate Employee's employment at
any time for any reason with or without "Cause" (as defined below), but any termination by the Bank other than termination for "Cause", (as defined below) shall not prejudice Employee's right to compensation or other benefits under this Agreement for a period of time equal to the balance of the term of this Agreement. Following any termination of Employee's employment by the Bank for "Cause", Employee shall have no further rights under this Agreement (including any right to receive compensation or other benefits for any period after such termination).

                  For purposes of this Paragraph 6(d), the Bank shall have "Cause" to terminate Employee's employment upon:

                           (i) A determination by the Bank, in good faith, that
Employee (A) has breached in any material respect any of the terms or conditions of this Agreement, or (B) is engaging or has engaged in willful misconduct or conduct which is detrimental to the business prospects of the Bank or which has had or likely will have a material adverse effect on the Bank's business or reputation. Prior to any termination by the Bank of Employee's employment for a breach, failure to perform or conduct described in this subparagraph (i), the Bank shall give Employee written notice which describes such breach, failure to perform or conduct and if during a period of five (5) business days following such notice Employee cures or corrects the same to the reasonable satisfaction of the Bank, then this Agreement shall remain in full force and effect. However, notwithstanding the above, if the Bank has given written notice to Employee on a previous occasion of the same or a substantially similar breach, failure to perform or conduct, or of a breach, failure to perform or conduct which the Bank determines in good faith to be of substantially similar import, or if the Bank determines in good faith that the then current breach, failure to perform or conduct is not reasonably curable, then termination under this subparagraph (i) shall be effective immediately and Employee shall have no right to cure such breach, failure to perform or conduct.

                           (ii) The violation by Employee of any applicable
federal or state law, or any applicable rule, regulation, order or statement of policy promulgated by any governmental agency or authority having jurisdiction over the Bank or any of its affiliates or subsidiaries (a "Regulatory Authority", including without limitation the Federal Deposit Insurance Corporation, the North Carolina Commissioner of Banks, the Federal Reserve Board or any other banking regulator having legal jurisdiction over the Bank), which results from Employee's gross negligence, willful misconduct or intentional disregard of such law, rule, regulation, order or policy statement and results in any substantial damage, monetary or otherwise, to the Bank or any of its affiliates or subsidiaries or to the Bank's reputation;

                           (iii) The commission in the course of Employee's
employment with the Bank of an act of fraud, embezzlement, theft or proven personal dishonesty (whether or not resulting in criminal prosecution or conviction);

                           (iv) The conviction of Employee of any felony or any
criminal offense involving dishonesty or breach of trust, or the occurrence of any event described in Section 19 of the Federal Deposit Insurance Act or any other event or circumstance which disqualifies Employee from serving as an employee or officer of, or a party affiliated with, the Bank or any of its affiliates or subsidiaries;

                           (v) Employee becomes unacceptable to, or is removed,
suspended or prohibited from participating in the conduct of the Bank's affairs (or if proceedings for that purpose are commenced) by any Regulatory Authority; and,

                           (vi) The occurrence of any event believed by the
Bank, in good faith, to have resulted in Employee being excluded from coverage, or having coverage limited as to Employee as compared to other covered officers or employees, under the Bank's then current "blanket bond" or other fidelity bond or insurance policy covering its directors, officers or employees.

                  7. Additional Regulatory Requirements. Notwithstanding
                     ----------------------------------
anything contained in this Agreement to the contrary, it is understood and agreed that the Bank (or its successors in interest) shall not be required to make any payment or take any action under this Agreement if (a) the Bank is declared by any Regulatory Authority to be insolvent, in default or operating in an unsafe or unsound manner, or if (b) in the opinion of counsel to the Bank such payment or action (i) would be prohibited by or would violate any provision of state or federal law applicable to the Bank, including without limitation the Federal Deposit Insurance Act, the Federal Reserve Act and Chapter 53 of the North Carolina General Statutes as now in effect or hereafter amended, (ii) would be prohibited by or would violate any applicable rules, regulations, orders or statements of policy, whether now existing or hereafter promulgated, of any Regulatory Authority, or (iii) otherwise would be prohibited by any Regulatory Authority.

                  8. Change in Control
                     -----------------

                           (a) In the event of a "Change in Control" (as defined
in Subparagraph (d) below), of the Bank or its holding company, Carolina Bank Holdings, Inc. ("Holdings"), Employee shall be entitled to terminate this Agreement upon the occurrence within twelve (12) months following a change in control of any Termination Event as defined in Subparagraph (b) below.

                           (b) A Termination Event shall mean the occurrence of
any of the following events:

                                    (i) Employee is assigned any duties and/or
responsibilities that are inconsistent with his position, duties, responsibilities, or status at the time of the Change in Control or with his reporting responsibilities or titles with the Bank in effect at such time;

                                    (ii) Employee's annual base salary is
reduced below the amount in effect as of the effective date of a Change in Control or as the same shall have been increased from time to time following such effective date;

                                    (iii) Employee's life insurance, major
medical insurance, disability insurance, dental insurance, stock option plans, stock purchase plans, deferred compensation plans, management retention plans, retirement plans, or similar plans or benefits being provided by the Bank to Employee as of the effective date of the Change in Control are reduced in their level, scope, or coverage, or any such insurance, plans, or benefits are eliminated, unless such reduction or elimination applies proportionately to all salaried employees of the Bank who participated in such benefits prior to such Change in Control; or

                                    (iv) Employee is transferred to a location
outside of Guilford County, North Carolina, without Employee's express written consent.

                  A Termination Event shall be deemed to have occurred on the date such action or event is implemented or takes effect.

                           (c) In the event that Employee terminates this
Agreement or the Bank terminates this Agreement pursuant to this Paragraph 8, the Bank will be obligated to pay or cause to be paid to Employee all amounts due and owing to the end of the term of this Agreement and an amount equal to two hundred, ninety nine percent (299%) of Employee's "base amount" as defined in Section 28OG(b) (3) (A) of the Internal Revenue Code of 1986, as amended (the "Code").

                           (d) For the purposes of this Agreement, the term
Change in Control shall mean any of the following events:

                                    (i) After the effective date of this
Agreement, any "person" (as such term is defined in Section 7 (j) (8) (A) of the Change in Bank Control Act of 1978) , directly or indirectly, acquires beneficial ownership of voting stock, or acquires irrevocable proxies or any combination of voting stock and irrevocable proxies, representing twenty-five percent (25%) or more of any class of voting securities of Holdings or the Bank, or acquires control of in any manner the election of a majority of the directors of Holdings or the Bank;

                                    (ii) The Bank or Holdings consolidates or
merges with or into another corporation, association, or entity, or is otherwise reorganized, where neither the Bank nor holdings is the surviving corporation in such transaction; or

                                    (iii) All or substantially all of the assets
of the Bank or Holdings are sold or otherwise transferred to or are acquired by any other corporation, association, or other person, entity, or group.

                  Notwithstanding the other provisions of this Paragraph 8, a transaction or event shall not be considered a Change in Control (i) if, prior to the consummation or occurrence of such transaction or event, Employee and the Bank agree in writing that the same shall not be treated as a Change in Control for purposes of this Agreement.

                           (e) Amounts payable pursuant to this Paragraph 8
shall be paid, at the option of Employee either in one lump sum or in equal monthly payments over the remaining term of this Agreement.

                           (f) Following a Termination Event which gives rise to
Employee's rights hereunder, Employee shall have twelve (12) months from the date of occurrence of the Termination Event to terminate this Agreement pursuant to this Paragraph 8. Any such termination shall be deemed to have occurred only upon delivery to the Bank or any successor thereto, of written notice of termination which describes the Change in Control and Termination Event. If Employee does not so terminate this Agreement within such twelve month period, Employee shall thereafter have no further rights hereunder with respect to that Termination Event, but shall retain rights, if any, hereunder with respect to any other Termination Event as to which such period has not expired.

                           (g) It is the intent of the parties hereto that all
payments made pursuant to this Agreement be deductible by the Bank for federal income tax purposes and not result in the imposition of an excise tax on Employee. Notwithstanding anything contained in this Agreement to the contrary, any payments to be made to or for the benefit of Employee which are deemed to be "parachute payments" as that term is defined in Section 28OG(b) (2) of the Code, shall be modified or reduced to the extent deemed to be necessary by the Bank's Board of Directors to avoid the imposition of an excise tax on Employee under
Section 4999 of the Code or the disallowance of a deduction to the Bank under
Section 28OG(a) of the Code.

                           (h) In the event any dispute shall arise between
Employee and the Bank as to the terms or interpretation of this Agreement, including this Paragraph 8, whether instituted by formal legal proceedings or otherwise, including any action taken by Employee to enforce the terms of this Paragraph 8 or in defending against any action taken by the Bank, the Bank shall reimburse Employee for all costs and expenses, proceedings or actions, in the event Employee prevails in any such action.

                  9. Successors and Assigns.
                     ----------------------

                           (a) This Agreement shall inure to the benefit of and
be binding upon any corporate or other successor of the Bank which shall acquire, directly or indirectly, by conversion, merger, share exchange, purchase or otherwise, all or substantially all of the assets of the Bank.

                           (b) The Bank is contracting for the unique and
personal skills of Employee. Therefore, Employee shall be precluded from assigning or delegating his rights or duties hereunder without first obtaining the written consent of the Bank.

                10. Modification; Waiver; Amendments. No provision of this
                    --------------------------------
Agreement may be modified, waived or discharged unless such waiver, modification or discharge is agreed to in writing and signed by the parties hereto. No waiver by either party hereto, at any time, of any breach by the other party hereto of, or compliance with, any condition or provision of this Agreement to be performed by such other party shall be deemed a waiver of similar or dissimilar provisions or conditions at the same or at any prior or subsequent time. No amendments or additions to this Agreement shall be binding unless in writing and signed by both parties, except as herein otherwise provided.

                  11. Applicable Law. This Agreement shall be governed in all
                      --------------
respects whether as to validity, construction, capacity, performance or otherwise, by the laws of North Carolina, except to the extent that federal law shall be deemed to apply.

                  12. Severability. The provisions of this Agreement shall be
                      ------------
deemed severable and the invalidity or unenforceability of any provision shall not affect the validity or enforceability of the other provisions hereof.

                  13. Entire Agreement. This Agreement contains the entire
                      ----------------
agreement of the parties with respect to the transactions described herein and supersedes any and all other oral or written agreements heretofore made, and there are no representations or inducements by or to, or any agreements between, any of the parties hereto other than those contained herein in writing.

                  IN WITNESS WHEREOF, the parties have executed this Agreement under seal and in such form as to be binding as of the day and year first hereinabove written.

                                CAROLINA BANK

                                By:      /s/ Robert T. Braswell
                                        --------------------------
                                        Robert T. Braswell
                                        President and Chief Executive Officer

ATTEST:

/s/ Vince Howard
---------------------------
Assistant Secretary

                                 /s/ Allen Liles
                                 ----------------------------
                                 Allen Liles